SUB-ITEM 77D

The MFS Managed Sectors Fund (the "Fund") added disclosure regarding foreign securities in which the Fund may invest, as described in the prospectus contained in Post Effective Amendment No. 38 to the Registration Statement (File No. 333-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2000. Such description is incorporated herein by reference.

The MFS Value Fund (formerly known as the MFS Equity Income Fund) (the "Fund") changed its disclosure regarding equity securities in which the Fund may invest, as described in the prospectus contained in Post Effective Amendment No. 37 to the Registration Statement (File No. 333-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on October 30, 2000. Such description is incorporated herein by reference.

The MFS Cash Reserve Fund (the "Fund") added disclosure regarding foreign securities in which the Fund may invest. The Fund may invest up to 20% of its net asset in these securities, as described in the prospectus contained in Post Effective Amendment No. 38 to the Registration Statement (File No. 333-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2000. Such description is incorporated herein by reference.

The New Discovery Fund (the "Fund") added disclosure regarding short sales, as described in the prospectus contained in Post Effective Amendment No. 38 to the Registration Statement (File No. 333-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2000. Such description is incorporated herein by reference.